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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Quaker State Corporation on Form S-3/A-1 of our report dated August 21, 1996, on the combined financial statements of Blue Coral, Inc. and subsidiaries as of October 31, 1995 and 1994, and for each of the three years in the period ended October 31, 1995, included in Quaker State Corporation's Current Report on Form 8-K/A-1 filed September 11, 1996 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP


Toledo, Ohio


December 20, 1996.